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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          EMERGING COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

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             Delaware                                     66-0547028
(State of incorporation or organization) (I.R.S. Employer Identification Number)

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                             Chase Financial Center
                                  P.O. Box 1730
                      St. Croix, U.S. Virgin Islands 00821
                             Telephone: 809-777-8000
                    (Address of principal executive offices)

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                 Securities to be registered pursuant to Section
                               12(b) of the Act:
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                                                 Name of each exchange on which
Title of each class to be registered             each class is to be registered
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Common Stock, par value $.01 per share               American Stock Exchange
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     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box:/ /

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box:/ /

     Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

          The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-4 (Registration No. 33-33401) of Emerging Communications, Inc. (the "Company"), filed with the Securities and Exchange Commission on August 12, 1997, under the caption "Description of ECI Capital Stock", which is incorporated herein by reference.

Item 2.  Exhibits.

           The exhibits required by Instruction II to Item 2, as listed below, shall be supplied to the American Stock Exchange.

           1.     Certificate of Incorporation of the Company;

           2.     By-laws of the Company; and

           3. Specimen certificate representing shares of the Company's Common Stock, par value $.01 per share, which is being registered herewith.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 17, 1997         EMERGING COMMUNICATIONS, INC.



                                 By:    /s/ Jeffrey J. Prosser
                                        --------------------------------
                                        Name:   Jeffrey J. Prosser
                                        Title:  Chairman and Chief
                                                  Executive Officer